CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No.11 to the Registration Statement under the Securities Act of 1933 and Amendment No. 12 to the Registration Statement under the Investment Company Act of 1940 of Touchstone Variable Series Trust (formerly Select Advisors Variable Insurance Trust) on Form N-1A of our report dated February 18, 1999, on our audits of the financial statements and financial highlights of Touchstone Emerging Growth Portfolio, Touchstone International Equity Portfolio, Touchstone Balanced Portfolio, Touchstone Income Opportunity Portfolio, Touchstone Value Plus Portfolio and Touchstone Standby Income Portfolio, which report is included in the Annual Report for Select Advisors Variable Insurance Trust for the year ended December 31, 1998, which is incorporated by reference in the Registration Statement.


We also consent to the reference to our Firm under the captions "Financial Highlights" and "Counsel and Independent Accountants."


                                        /s/PricewaterhouseCoopers LLP
                                        PricewaterhouseCoopers LLP


Boston, Massachusetts
April 26, 1999